                                                                   EXHIBIT 10.25

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY [***]. THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.


AIRCRAFT MAINTENANCE SERVICES AGREEMENT made effective the 27 day of August,
1997.

BETWEEN:

                               TIME AIR INC., doing business as CANADIAN
                               REGIONAL, a body corporate, with head office in the City of Calgary, in the Province of Alberta.

                               (hereinafter called "Time")

                                                               OF THE FIRST PART

AND:

                               MIDWAY AIRLINES CORPORATION a body corporate, having its principal place of business at the City of Durham, in the State of North Carolina.

                               (hereinafter called the "Customer")

                                                         OF THE SECOND PART

WHEREAS:

A. Customer has certain aircraft bearing manufacturer's serial numbers and United States registrations as more particularly identified by Customer to Time from time to time (hereinafter called the "Aircraft") and requires certain services to be performed on the Aircraft from time to time; and

B. Time operates a maintenance facility located at Calgary International Airport (the "Facility") and has the facilities and capabilities to carry out the performance of the required services on the Aircraft upon and subject to the terms and conditions hereinafter set forth;

NOW, THEREFORE, THIS AGREEMENT WITNESSETH that in consideration of the premises and the mutual covenants, terms, conditions and warranties herein contained, the parties hereto agree each with the other as follows:

1     SERVICES TO BE PERFORMED BY TIME

1.1 Time agrees, subject to the terms and conditions of this Agreement, to perform at the Facility the following services:

      a) maintenance services on the Aircraft delivered by Customer from time to time during the term of this Agreement as agreed in writing between Customer and Time in substantially the format described in Schedule "A" (the "Maintenance Services");

      b) Additional work identified after commencement of the Maintenance Services using Time's non-routine work cards, which are legally acceptable pursuant to Customer's approved maintenance program (the "Program") provided that such additional work is first approved in writing by Customer's representative. Such additional work may include the removal, overhaul or shop check and the re-installation of rotables and repairables upon the Aircraft as requested by Customer in writing, concurrently with the Maintenance Services (the "Additional Services") (Maintenance Services and Additional Services, if any, are referred to in this Agreement collectively as the "Services");

      c) Upon the completion of the Services, certify the same and forward all records, airworthiness tags or certificates to Customer for its log book and filing;

      d) Provide the required parts for the Services not supplied by Customer. Parts supplied by Customer will be transported to the Facility at the sole cost and risk of Customer.

      e) Provide all tooling necessary to perform the Services, however, if Customer provides tooling to Time to complete the Services, then Customer shall receive an appropriate credit against the invoice for the Services (to be agreed in writing prior to commencement of use by Time of such Customer supplied tooling) for providing such tooling and the tooling will be returned to Customer at the completion of Services in as good a condition as it was when provided to Time, reasonable wear and tear excepted.

1.2 In order to schedule and formalize the performance of Services by Time hereunder, not less than six (6) months prior to the date which Customer desires to deliver an Aircraft to Time hereunder, it shall submit to Time, a Customer signed agreement in the form of Schedule "A" attached hereto (a "Service Order Request"). If Time has an available slot to perform the Services described in the Service Order Request, then it shall promptly execute such Service Order Request, then it shall promptly execute such Service Order Request and return it to Customer and the parties will be bound to perform their respective obligations under this Agreement with respect to the Aircraft identified in such Service Order Request during the period set forth therein and the same shall be deemed a "Service Order" for purposes of this

       Agreement. If Time does not have an available slot to perform the Services described in such Service Order Request during the period set forth in item 2 of the same, then it will promptly notify Customer in writing and if Time has alternate available slots, offer alternate slots to Customer. Customer may then choose such an alternate slot and Time and Customer will promptly execute an agreement in the form of Schedule "A" consistent with Customer's selection and the same shall be deemed a Service Order hereunder. Upon execution of any Service Order, the parties will be bound to perform their respective obligations under this Agreement with respect to the Aircraft identified in such Service Order. With respect to Aircraft identified as N130ML and N131ML, Customer and Time have entered into the Service Orders attached hereto in Schedule "C". Notwithstanding the foregoing, Customer shall have no obligation to deliver an Aircraft to Time for the performance of Services hereunder at a particular time unless Customer has executed a Service Order with respect to the performance of Services on such Aircraft at such time.

1.3 Before commencing work on Additional Services, Time will obtain written acceptance of Time's estimate of costs to complete such Additional Services from Customer's Representative (as defined in Section 1.4 below). Time's estimate must include costs allocable to labour for production, inspection, planning, engineering and administration, as the case may be. Acceptance or rejection of such estimate will not be ureasonably delayed by Customer's Representative. If Customer's Representative does not accept such estimate, in writing, within 24 hours of its submission by Time, then the estimate will be deemed to have been rejected and the subject Additional Services will not be performed. If non-performance of such Additional Services will prevent Time from completing the Maintenance Services, Time will promptly notify Customer in writing.

1.4 For each Aircraft delivered by Customer to Time for Services hereunder, Customer shall designate a Customer representative ("Customer's Representative") and shall provide Time with that person's telephone numbers, pager number and facsimile number. If Customer's Representative will not be available at any time during the performance of Services by Time hereunder, then that person shall designate another Customer Representative and provide Time with the alternate's telephone numbers, pager number and facsimile number.

2     GENERAL CONDITIONS

2.1 If requested by Customer, Time shall perform its standard maintenance run-up on completion of the Services on any of the Aircraft, for which Customer shall bear the costs of all required fuel and oil.

2.2 Customer shall provide flight crew should an acceptance test flight be required before Customer takes re-delivery of an Aircraft pursuant to paragraph 3.1, and such acceptance flight shall be carried out at the sole risk of Customer. Customer shall bear all fuel, oil and landing fee costs therefore, except to the extent such test flight is required to retest the

      Aircraft prior to re-delivery due to the discovery or confirmation of a defect relating to the services in the previous test flight.

2.3 Time shall perform all of the Services hereunder in accordance with Time's standard practices and the Program. Time represents and warrants to Customer that it has all necessary approvals and/or licenses to perform the Services hereunder pursuant to the rules and regulations of the Canadian Ministry of Transport ("MOT"). Time shall maintain the necessary records, on its standard forms, covering the Services furnished hereunder, including records of all labour hours expended. The records shall be open to examination and inspection by Customer during Time's normal business hours and Time, upon request by Customer, shall furnish to Customer all current information with respect thereto.

2.4 In order to assist Time in carrying out the Services pursuant hereto, Customer has already delivered to Time and will deliver any subsequent changes or supplements to Time such technical, operational and maintenance records, books, logs, drawings and publications in its control or possession that relate to the applicable Aircraft, line replacement unit ("LRU") or part, including the Program, and Time shall be entitled to rely thereon and complete the Services in accordance therewith. Time shall keep accurate records of the Services it performs hereunder in accordance with the approved procedures of the MOT, together with such other records as the parties may, from time to time, agree upon in writing, and shall make such records available to Customer upon request by Customer.

2.5 On any exchange of rotables Time shall request that Customer furnish appropriate technical history including back to birth records (if required by regulation of MOT) and airworthiness certification documents evidencing title to such equipment or the Customer's right to make such exchange and in such case Customer shall furnish documents forthwith upon demand.

2.6 Time shall furnish all engineering services as required at rates specified in Article 4.

2.7 Time, together with Customer's Representative, shall carry out and document an equipment check on Time's receipt of the Aircraft and again on the re-delivery of the Aircraft to Customer.

2.8 Time may subcontract Services pertaining to the repair or overhaul of a component or of the Aircraft's structure (provided such structural repairs are completed at Time's Facility) to subcontractors approved by Customer's Representative, such approval or rejection not to be unreasonably delayed. If approved, Time shall be responsible for ensuring such subcontractor's performance is in accordance with this Agreement as if the latter were a party hereto.

3     CUSTOMER COVENANTS

3.1 Customer shall, at its sole expense and risk, deliver the Aircraft to the Facility and following the completion of the Services shall take re-delivery of the Aircraft at the Facility.

4     PAYMENT

4.1 For and in consideration of Time performing the Services pursuant to this Agreement, Customer shall pay to Time at the rates set out in Schedule "B" as follows:

      a) prior to commencement of the Services, Customer shall pay to Time the amount as set forth in Schedule "A" hereto;

      b) on completion of the Services by Time, Time will invoice Customer at the address set out in Article 9.7 for the remaining balance owing for the Services, and Customer undertakes to pay such invoices in accordance with Section 4.2, within thirty (30) days of the date of such invoice.

4.2 All amounts payable herein by Customer to Time shall be paid by Customer by wire transfer to the account of Time at:

      Pay to:           Chase Manhattan Bank, New York
                        ABA No. 021 00 00 21

      Furtherance to:   The Royal Bank of Canada
                        Main Branch
                        335 - 8th Avenue S.W.
                        Calgary, Alberta T2P 1C9
                        Canada
                        Transit No. 00009

      Credit to:        Time Air Inc.
                        Account No.: 400-442-0

      or at such other account or in such other manner as Time may from time to time advise Customer by notice in writing.

4.3 Customer agrees that it will pay to Time all taxes of whatsoever kind or nature (but excluding taxes arising on the net income or gain of Time), all as further detailed in Section 9.2 hereof.

4.4 Should any payment hereunder not be made to Time within the time periods established, Customer shall pay Time, in addition to the amount outstanding, interest calculated at one and one half (1.5%) percent per annum over the base interest rate of the Bank of Montreal,

       Canada, established from time to time from the date the payment was due until received by Time.

4.5 Notwithstanding any provision hereof, Customer shall pay to Time any amounts assessed at any time or from time to time by the Canadian tax authorities under a Goods and Services Tax ("GST") on account of goods and/or services sold hereunder provided that Time shall remit the GST to the tax authorities and any credit arising on account of GST paid under this Agreement shall be credited to Customer. All invoices submitted by Time pursuant hereto shall have the applicable GST clearly identified thereon. Time and Customer shall each endeavour to lawfully minimize the payment of the GST.

5     TURNAROUND TIMES

5.1 Time shall use its best efforts but shall not be bound to complete the Services within the period set forth in Schedule "A" hereof.

6     WARRANTY

6.1 Time warrants that all of the Services performed by Time pursuant to this Agreement shall be performed in accordance with this Agreement and free from defects in material and/or workmanship. This warranty shall apply in the event it is established to Time's reasonable satisfaction that the Services were not so performed, that a defect is or was present or that an Aircraft has become unserviceable within [***] operating hours or [***] operating cycles of being refurbished or repaired by Time, or within [***] of the date of redelivery thereof to Customer, whichever shall first occur, provided written notice of such warranty claim has been given by Customer to Time within thirty (30) days of the discovery thereof by Customer.

6.2 Time hereby warrants that all parts, components and materials shall be free and clear of all liens, charges and encumbrances whatsoever (other than those arising by or through Customer).

6.3   Subject to Sections 6.4 and 6.5, Time's obligations pursuant to this
      Article 6 shall be as follows:

      a) to supply the labour required to correct such defective material and/or workmanship by Time to meet Customer's Program standards; and

      b) to repair or replace the equipment that is defective to meet Customer's Program standards.

       Subject to the terms of the next paragraph, the obligations set forth herein shall only require Time to return equipment that is defective in material or workmanship to the condition it was in at the time the defect occurred. The cost of any replacement parts pursuant to this warranty shall be calculated by prorating the current replacement cost thereof in proportion to the hours or cycles remaining on the defective parts or portions thereof at the time the defect occurred. Additional work requested by Customer shall be at Customer's sole expense.

      Notwithstanding the preceding paragraph, in the event Customer deems it impracticable to return the Aircraft or any part to Time's facility, Customer may effect repair of same, subject to all remaining terms and conditions within this Article pertaining to WARRANTY, provided that Customer submits prior notice to Time of Customer's intention to effect the repairs, including particulars of the party who would be doing the repairs, and further provided that Time shall have given its consent (i.e., via return teletype or facsimile within a reasonable time of Customer's request) in advance of Customer undertaking such repairs (which consent will not be unreasonably withheld or delayed). Time shall pay for such repairs at a rate not to exceed its own labour rates set forth in Schedule "B".

6.4 Time's obligations under this Article 6 shall be subject to the following conditions:

      a) that Customer shall pay all transportation charges and delivery costs of returning the equipment to the Facility and Time agrees to credit such costs if the warranty is accepted;

      b) that defective equipment has been operated in accordance with Customer's approved manuals or the instructions and recommendations of the manufacturer, as the case may be;

      c) that the defective equipment has been used under normal operating conditions, has not been subject to misuse, neglect, accident or ingestion of foreign material and has not been refurbished, altered or repaired by anyone other than Time or Time's contractors or subcontractors in any manner that could contribute to or cause any claim with respect to defective workmanship by Time;

      d) that Time shall have the sole right to determine whether such repair or replacement of any defective material and/or workmanship or part or portion thereof shall be required; and

      e) that there shall not be included any labour charges of Customer for replacement of parts, adjustments or repairs or any other work unless such charges receive the prior authorization in writing of Time.

 6.5 THE AFORESAID WARRANTY IS IN SUBSTITUTION OF AND EXCLUDES ALL WARRANTIES, GUARANTEES, CONDITIONS AND LIABILITIES WITH RESPECT TO THE QUALITY OF THE SERVICES OR MATERIALS PROVIDED BY TIME HEREUNDER, WHETHER STATUTORY, EXPRESS OR IMPLIED, ARISING BY LAW

       OR OTHERWISE (INCLUDING WITHOUT LIMITATION, ANY OBLIGATION OF TIME WITH RESPECT TO FITNESS, MERCHANTABILITY, RELIABILITY, DURABILITY, MAINTAINABILITY, SPECIFICATION REQUIREMENTS, AND CONSEQUENTIAL DAMAGES) AND WHETHER OR NOT ARISING OR SOUNDING IN CONTRACT OR TORT, INCLUDING NEGLIGENCE. TIME FURTHER DOES NOT WARRANT NOR IS IT IN ANY WAY LIABLE TO CUSTOMER FOR THE QUALITY AND SUITABILITY OF NEW PARTS PURCHASED BY TIME OR CUSTOMER AND INSTALLED IN OR ON AN AIRCRAFT OR PART THEREOF AS PART OF THE PERFORMANCE BY TIME OR ANY SERVICE RENDERED PURSUANT TO THIS AGREEMENT. THE AFORESAID WARRANTY SHALL NOT BE EXTENDED, ALTERED OR VARIED EXCEPT BY A WRITTEN INSTRUMENT SIGNED BY TIME AND CUSTOMER. IN THE EVENT THAT ANY PROVISIONS HEREOF SHOULD, FOR ANY REASON, BE HELD INVALID OR INEFFECTIVE, THE REMAINDER OF THIS SECTION 6 SHALL REMAIN IN FULL FORCE AND EFFECT.

7     WAIVER, INDEMNIFICATION AND INSURANCE

7.1 For the purposes of this Article 7, the term "Time" shall be deemed to include the parent, subsidiary, associate and affiliate corporations of Time, together with such corporation's directors, officers, servants, agents and employees.

7.2 "Claim" for the purposes of this Agreement includes demands, claims, reasonable actions, causes of action, judgments and liabilities of any nature whatsoever (together with reasonable legal fees incurred by Time in resisting same or any of them) for injury, including death, loss or damage when the same is based upon or arises out of:

      a) any of the Services, parts or material provided by Time pursuant to this Agreement;

      b) any negligent or defective workmanship on the part of Time or its contractors or subcontractors in providing such service, parts or material;

      c) loss of or damage (including any resultant damage) to the Aircraft negligently or otherwise caused or contributed to by Time or its contractors or subcontractors.

7.3   Customer hereby undertakes:

      a) that it shall not make or bring any Claim against Time, or its contractors or subcontractors unless caused by the wilful misconduct of Time or its contractors or subcontractors while engaged in performing the Services;

      b) to indemnify and hold harmless Time and its contractors and subcontractors against each and every Claim brought or prosecuted by anyone claiming by, through or under Customer (specifically excluding any employee or agent of Time, its contractors or subcontractors or any agent or employee of the same unless the Claim arises from transportation on Customer's aircraft as a revenue passenger) unless caused by the wilful misconduct of Time or its contractors and subcontractors while acting within the scope of their duties, employment, or contract; and

      c) that it shall, at its expense, obtain and maintain in full force and effect comprehensive legal liability insurance of not less than Three Hundred Million ($300,000,000.00) Dollars (U.S. funds) per any one occurrence, Aircraft Hull Insurance covering the Aircraft or any part thereof, and All Risks Property Insurance on parts, materials, inventories, kits and any other property of Customer while not installed on the Aircraft. Such insurance policies shall provide that:

            i) Customer's insurers agree and accept the contractual liability assumed by Customer under this Agreement,

            ii) Time and its contractors or subcontractors are included as additional insureds under the comprehensive legal liability insurance and the policy contains a standard cross liability clause,

            iii) the insurance policies contain a breach of warranty clause whereby the insurers agree that a breach of the insurance conditions by Customer shall not invalidate the coverage provided by the insurance as to the interests of Time,

            iv) the insurers agree that the insurance shall be primary without right of contribution from any other insurance carried by Time,

            v) the insurers of Customer's Aircraft Hull Insurance and All Risks Property Insurance agree to waive all rights of subrogation they may have against Time or its contractors or subcontractors,

            vi) notwithstanding any right of cancellation or material change reserved by Customer's insurers, the insurances shall continue in force for the benefit of Time until at least thirty (30) days after notice of such cancellation or material change shall have been received by Time, and

            vii) Customer shall furnish to Time forthwith upon the execution of this Agreement a certificate of insurance certifying that such policies of insurance endorsed as required are in full force and effect.

7.4 The provisions of this Article 7 shall not apply to the warranty obligations set forth in Article 6 hereof.

7.5 All waivers and indemnifications or warranties made in respect of the subject matter hereof, including Articles 6 and 7, shall survive the termination of this Agreement and shall bind Customer and Time and their successors and permitted assigns.

8     WARRANTIES AND INDEMNIFICATIONS FROM MANUFACTURERS

8.1 Time shall provide an extension to Customer of commercial warranties and indemnities (for those that are available) against patent infringement from manufacturers of parts furnished to Customer by Time, and Time shall inform Customer of the names of manufacturers from whom such extensions have been received.

8.2 Upon request and to the best of its ability, Time shall give Customer technical assistance in processing any warranties, claims, including claims asserted by Customer against the manufacturer of parts used in the Services hereunder.

9     MISCELLANEOUS

9.1 For the purpose of this Section 9.1 "event of force majeure" shall include but shall not be limited to, acts of God or of the public enemy, war, declared or undeclared, revolution, riot, insurrection, civil commotion, fires, floods, storms, slides, epidemics, quarantine restrictions, strikes or lockouts, including illegal work stoppages or slowdowns, embargoes, power failures, failure of transportation, or the requirement of any lawful authority affecting the services contemplated by this Agreement; provided that any such event or circumstance is a disabling event or circumstance that is beyond the reasonable control of the party affected and results in a material delay, interruption or failure by the affected party in carrying out its duties or obligations under this Agreement. Under no circumstances shall lack of money, financing or credit be deemed to be an event of force majeure. If an event of force majeure occurs or is likely to occur, the party directly affected shall promptly notify the other of the particulars thereof and, if possible, supply supporting evidence. The party so affected shall use its best efforts to remove, curtail or contain the event of force majeure and to resume with the least possible delay compliance with its duties, covenants and obligations under this Agreement. No party shall be liable to the other for any delay, interruption or failure in the performance of its duties, covenants or obligations hereunder if and to the extent the same are caused by an event of force majeure; the date limited for the performance of such duties or obligations hereunder shall be postponed for a period equal to the delay occasioned by such event of force majeure. While Time's performance hereunder is affected by an event of force majeure, Customer shall be entitled to terminate any Service Order which is then in effect between the parties and obtain a refund of all payments made in advance of the performance of Services which were not performed prior to such termination. In addition, at no cost to Customer, Time will provide assistance reasonable in the circumstances in preparing for the removal of the Aircraft which is the subject of any terminated Service Order from Time's Facility upon Customer's request.

9.2 In addition to the charges to be paid for Services provided or goods sold hereunder, Customer shall pay and agrees to indemnify and hold harmless Time from and against any and all taxes, customs duties, levies or assessments of whatsoever nature, including but not limited to sales taxes payable as a result of the sale to Customer of Services or parts pursuant to this Agreement and all reasonable attorneys' fees, costs and expenses incurred in connection therewith (excluding any taxes based upon the net income or gain of Time) which are or may be assessed against, chargeable to or collectable from either Customer or Time by any lawful taxing authority and which are based upon or levied by any lawful taxing authority in respect of the performance of this Agreement or the sale, delivery or furnishing of any parts, materials or any of the Services hereunder; provided, however, Customer shall only be liable for taxes assessed on parts, equipment or materials to the extent the same has been sold to Customer by Time hereunder for value. If a claim is made against either Customer or Time for any tax, customs duty, levy or assessment, Time, upon receiving notice of such claim, shall promptly notify Customer. If reasonably requested by Customer in writing, Time upon receipt of the aforesaid indemnification shall not pay any such tax or penalty or interest assessed except under protest and if payment is made Time shall use its reasonable efforts to obtain a refund thereof or permit Customer to protest such tax in Time's name. If all or any part of such tax, penalty or interest shall be refunded, Time shall repay to Customer the equivalent amount to that paid by Customer to Time. Customer shall pay to Time upon demand all reasonable expenses incurred by Time in protesting payment of such tax and endeavouring to obtain the aforesaid refund at Customer's request.

9.3 This Agreement and each Service Order executed pursuant to this Agreement represents the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede all prior verbal and/or written agreements and shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

9.4 In the event Customer shall file a voluntary petition in bankruptcy, make any assignment for the benefit of creditors of all or substantially all of its assets, or fail to secure dismissal of an involuntary petition in bankruptcy within sixty (60) days after the filing thereof, or take advantage of any act for the benefit of creditors or for the orderly composition of debts or suffer any property to be taken in execution, then Time may terminate this Agreement upon one (1) day written notice to Customer.

9.5 The rights of the parties to require strict performance and observance of any obligations hereunder shall not be affected in any way by any previous waiver, forbearance or course of dealing. Exercise by either party of its right to terminate hereunder shall in no way affect or impair its right to bring suit for any default or breach of this Agreement.

9.6 In the event of termination of this Agreement, as provided in section 9.1 above, Customer shall pay to Time the charges computed at the applicable rates established in this Agreement for any costs or expenses that Time may have incurred prior to Customer giving notice of such termination to Time. Time shall use its reasonable efforts to reduce such termination costs and expenses so as to include only work in process (including project kits) and items ordered from vendors.

9.7 Either party hereto may give to the other any notice required or permitted by the terms of this Agreement by personal delivery, telex, facsimile or by mailing same by prepaid registered mail (in which event, in the absence of a postal disruption, receipt shall be deemed to occur within five (5) days after mailing) addressed to:

      a)    if to Time:

                   Time Air Inc., doing business
                   as Canadian Regional
                   Suite 2800, 700 2nd Street S.W.
                   Calgary, Alberta, Canada T2P 2W2

                   Attention:  Supervisor, Contracts
                   Telefax: (403) 294-6295

             with a copy to:

                   Time Air Inc., doing business
                   as Canadian Regional
                   Hangar #59, 393 Palmer Road N.E.
                   Calgary, Alberta Canada T2E 7G4

                   Attention:  Manager, Maintenance

                   Phone: (403) 974-2336
                   Telefax: (403) 974-3874

      b)  if to Customer:

                   Midway Airlines Corporation
                   300 W. Morgan Street, Suite 1200
                   Durham, North Carolina
                   27701

                   Attention:  Mr. Thomas Duffy Jr., Vice-President of
                               Maintenance and Engineering

                   Phone: (919) 956-4903
                   Telefax: (919) 682-1690

                   With a copy to:

                   Midway Airlines Corporation
                   300 W. Morgan Street
                   Durham, North Carolina
                   27701

                   Attention:  General Counsel

                   Phone: (919) 956-4810
                   Telefax: (919) 956-7568

9.8 Customer shall not assign its rights, interest and obligations under this Agreement either in whole or in part. Time may assign its rights, interests and obligations (other than pursuant to Article 6 above) hereunder to any affiliated or successor corporation of Time.

9.9 This Agreement shall not be amended except by written instrument executed by the respective authorized signing officers of each of the parties hereto.

9.10 This Agreement shall commence on the 27 day of August, 1997, and shall continue to and including the 1st day of June 1998, provided that either party may terminate this Agreement with respect to any Aircraft for which an uncompleted Service Order is not then in effect upon providing sixty
      (60) days prior written notice to the other party. This Agreement shall renew automatically for successive periods of one (1) year unless either party gives notice of its election to reject such renewal not less than sixty (60) days prior to the renewal date.

9.11 This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by the hands of their respective authorized signing officers as of the day and year first above written.

TIME AIR INC. doing business as
CANADIAN REGIONAL


Per: D Bell
     --------------------

Per: Barabara J Snowdon
     --------------------

MIDWAY AIRLINES CORPORATION


Per: J S Waller
     --------------------

                                  SCHEDULE "A"

                                  Service Order

Pursuant to the Agreement between Time Air Inc. ("Time") and Midway Airlines Corporation ("Customer") with respect to Maintenance Services to be provided pursuant to an Aircraft Maintenance Services Agreement made effective the 27 day of August, 1997, between Time and Customer.

1.    Description of Aircraft

      Manufacturer: Fokker
      Model: F100
      Hull Serial Number: __________________
      Engine Make and Model:  Rolls Royce Tay
      Engine Serial Numbers:  _________________ and _________________

2.    Time of Delivery and Turn Around Time

      Customer will deliver the Aircraft to Time on ____________, 19__.

      Time shall use its best efforts but shall not be bound to complete the Maintenance Services within _______ working days of receipt of the Aircraft at the Facility or as soon as practicable depending on the extent of the Services required to be performed by Time.

3.    Description of Maintenance Services

4. Special Agreement with Respect to Rates and/or Invoice Procedures (if any)

      Pursuant to Article 4.1(a) of this Agreement, Customer shall pay to Time
      an amount equal to $    in United States dollars representing fifty (50%)
      percent of the costs to complete (including parts and labour) the routine work package for an Aircraft prior to Time commencing Services on an Aircraft.

5. All capitalized terms used in this Service Order will have the same meanings attributed to them in the Aircraft Maintenance Services Agreement.

AGREED this ______ day of _______________, 1997


TIME AIR INC.                            MIDWAY AIRLINES CORPORATION


Per: ____________________________        Per: ______________________________

                                  SCHEDULE "B"

                                      RATES

Customer shall pay to Time:

a) The cost of direct labour used by Time in performing the Maintenance Services and/or Additional Services at a rate of $40.00USD per man hour, except NDT time which will be at $40.00USD per man hour;

b) Time's replacement costs for parts and materials provided by Time in connection with each service rendered excluding shop consumable items (that is, the invoice price and taxes payable by Time in respect of the purchase of same) together with a twelve and one half (12.5%) percent mark-up per line item (but in no event more than $2,500.00USD mark-up per line item) and all taxes which Time must pay or withhold by reason of Customer acquiring title to such parts or materials;

c)    Two per cent (2%) of the cost of direct labour  referred to in paragraph
      (a) above, in payment for shop consumable items utilized and hazardous materials handling and disposal undertaken to perform the Services;

d) For any agreed upon exchange of rotables and repairables between Time and Customer, a charge of fifteen (15%) percent of unit value of each such rotable, plus Time's overhaul and repair charges, to restore such rotable to serviceable condition and equivalent modification status;

e) The costs of any work performed hereunder by contractors or subcontractors other than Fokker Services, Inc. retained by Time pursuant to paragraph 2.8 as billed to Time together with a handling charge of ten (10%) percent. Transportation expenses shall be charged at cost;

f) For fuel supplied by Time and not Customer in making tests of the Services, performed pursuant hereto, a charge shall be levied which is equivalent to the cost to Time of such fuel (including taxes payable in respect of the purchase of same by Time) plus ten (10%) percent and in addition, all tax which Time must pay or withhold by reason of Customer acquiring title to such fuel;

During the term of this Agreement, should any engineering services of Fokker Services, Inc. ("Fokker") be used, and if Customer has credit in its existing Customized Service Package contract with Fokker, then the cost for such engineering services can be charged to that agreement and will not be charged to Customer under this Agreement.

                                  SCHEDULE "C"

                                  Service Order

Pursuant to the Agreement between Time Air Inc. ("Time") and Midway Airlines Corporation ("Customer") with respect to Maintenance Services to be provided pursuant to an Aircraft Maintenance Services Agreement made effective the 27 day of August, 1997, between Time and Customer.

1.    Description of Aircraft

      Manufacturer:           Fokker
      Model:                  F100
      Hull Serial Number:     11329-N130ML
      Engine Make and Model:  Rolls Royce Tay
      Engine Serial Numbers:  17667 and 17650

2.    Time of Delivery and Turn Around Time

      Customer will deliver the Aircraft to Time on September 3, 1997.

      Time shall use its best efforts but shall not be bound to complete the Maintenance Services within 10 working days of receipt of the Aircraft at the Facility or as soon as practicable depending on the extent of the Services required to be performed by Time.

3.    Description of Maintenance Services

      C4 workdeck and modifications provided to Time.

4. Special Agreement with Respect to Rates and/or Invoice Procedures (if any)

      Pursuant to Article 4.1(a) of this Agreement, Customer shall pay to Time an amount equal to [***] in United States dollars representing fifty (50%) percent of the costs to complete (including parts and labour) the routine work package for an Aircraft prior to Time commencing Services on an Aircraft.

5. All capitalized terms used in this Service Order will have the same meanings attributed to them in the Aircraft Maintenance Services Agreement.

AGREED this 27 day of August, 1997

TIME AIR INC                               MIDWAY AIRLINES CORPORATION


Per: /s/ D Bell                            Per: /s/ J S Waller
     --------------------                       -------------------------


Per: Barbara J Snowdon
     --------------------

                                  SCHEDULE "C"

                                  Service Order

Pursuant to the Agreement between Time Air Inc. ("Time") and Midway Airlines Corporation ("Customer") with respect to Maintenance Services to be provided pursuant to an Aircraft Maintenance Services Agreement made effective the 27 day of August, 1997, between Time and Customer.

1.    Description of Aircraft

      Manufacturer:           Fokker
      Model:                  F100
      Hull Serial Number:     11323-N13lML
      Engine Make and Model:  Rolls Royce Tay
      Engine Serial Numbers:  17203 and 17291

2.    Time of Delivery and Turn Around Time

      Customer will deliver the Aircraft to Time on September 13, 1997.

      Time shall use its best efforts but shall not be bound to complete the Maintenance Services within 10 working days of receipt of the Aircraft at the Facility or as soon as practicable depending on the extent of the Services required to be performed by Time.

3.    Description of Maintenance Services

      C4 workdeck and modifications provided to Time.

4.    Special Agreement with Respect to Rates and/or Invoice Procedures (if any

      Pursuant to Article 4.1(a) of this Agreement, Customer shall pay to Time an amount equal to [***] in United States dollars representing fifty (50%) percent of the costs to complete (including parts and labour) the routine work package for an Aircraft prior to Time commencing Services on an Aircraft.

5. All capitalized terms used in this Service Order will have the same meanings attributed to them in the Aircraft Maintenance Services Agreement.

AGREED this 27 day of August, 1997.

TIME AIR INC.                              MIDWAY AIRLINES CORPORATION


Per: /s/ D Bell                            Per: /s/ J S Waller
     --------------------                       -------------------------


Per: Barbara J Snowdon
     --------------------